Exhibit 99.1
NEWS RELEASE

Broadcom Trade Press Contact	Broadcom Investor Relations Contact
Bill Blanning	T. Peter Andrew
Vice President, Global Media Relations	Vice President, Corporate Communications
949-926-5555	949-926-5663
blanning@broadcom.com	andrewtp@broadcom.com
Broadcom Reports Second Quarter 2009 Results
Conference Call to be Webcast Today at 1:45 p.m. Pacific Time
IRVINE, Calif. – July 23, 2009 – Broadcom Corporation (Nasdaq: BRCM) today reported unaudited financial results for its second quarter ended June 30, 2009.
Net revenue for the second quarter of 2009 was $1.040 billion. This represents an increase in net revenue of 21.9% compared with the $853.4 million reported for the first quarter of 2009 and a decrease of 13.4% compared with the $1.201 billion reported for the second quarter of 2008. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the second quarter of 2009 was $13.4 million, or $.03 per share (diluted), compared with GAAP net loss of $91.9 million, or $.19 net loss per share (basic and diluted), for the first quarter of 2009, and GAAP net income of $134.8 million, or $.25 per share (diluted), for the second quarter of 2008.
On April 26, 2009 Broadcom and QUALCOMM Incorporated announced that they had entered into a settlement and multi-year patent agreement. Under the agreement, QUALCOMM will pay Broadcom $891.2 million over a four-year period. In connection with this agreement, Broadcom recorded a $65.3 million gain on settlement and $67.3 million of licensing revenue in the three months ended June 30, 2009.
As previously disclosed, in connection with the establishment of the Broadcom Foundation, Broadcom recorded a charitable contribution expense of $50.0 million in the three months ended June 30, 2009.
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Broadcom Reports Second Quarter 2009 Results

Net revenue for the six months ended June 30, 2009 was $1.893 billion. This represents a decrease in net revenue of 15.2% from the $2.233 billion reported for the six months ended June 30, 2008. Net loss computed in accordance with GAAP for the six months ended June 30, 2009 was $78.5 million, or $.16 net loss per share (basic and diluted), compared with GAAP net income of $209.1 million, or $.39 per share (diluted), for the six months ended June 30, 2008.
For a further discussion of non-recurring transactions and their related accounting impact for all periods presented, see the “Unaudited Supplementary Financial Data” schedule below.
“Despite the continued global economic uncertainty, Broadcom’s results for the second quarter reflected a return to a more stable ordering pattern and the ramp of new products from our end customers,” said Scott A. McGregor, Broadcom’s President and Chief Executive Officer. “In the second quarter, Broadcom generated strong sequential revenue growth, with product revenue near the top end of the range provided in April. We are pleased that research and development and selling, general and administrative expenses once again increased less than anticipated from the first quarter of 2009, reflecting our continued focus on maintaining solid financial discipline. In addition, we generated strong cash flow in excess of $325 million from operations.”
“Our operating strategy for 2009 remains focused on managing our business to gain share and generate positive quarterly cash flow from operations. Based upon the customer activity we have experienced to date we anticipate that future revenue growth will be broad based with slightly stronger growth within our mobile and wireless targeted end market, driven by new product ramps and the upcoming holiday season.”
Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its second quarter 2009 financial results and current financial
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Broadcom Reports Second Quarter 2009 Results

prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial or other statistical information required by Securities and Exchange Commission (SEC) Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time, August 28, 2009.
About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom® products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.
Broadcom, one of the world’s largest fabless semiconductor companies, with 2008 revenue of $4.66 billion, holds more than 3,450 U.S. and 1,350 foreign patents, and has more than 7,350 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.
A FORTUNE 500® company, Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.
Cautions regarding Forward Looking Statements:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are
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Broadcom Reports Second Quarter 2009 Results

subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, guidance provided on future revenue, gross product margin and operating expense targets for the third quarter of 2009. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to:
•	general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, current global economic recession, trends in the broadband communications markets in various geographic regions, including seasonality in sales of consumer electronic products into which our products are incorporated, and possible disruption in commercial activities related to terrorist activity or armed conflict;

•	the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory;

•	our ability to adjust our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers;

•	the effectiveness of our expense and product cost control and reduction efforts;

•	our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner;

•	the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, potential contractual, intellectual property or employment issues, the risk that anticipated benefits of an acquisition may not be realized, and accounting treatment and charges;

•	risks and uncertainties resulting from Broadcom’s equity award review, including pending and potential new claims and proceedings related to such matters, such as shareholder litigation and any action by the SEC, U.S. Attorney’s Office or other governmental agency that has resulted in, and could result in further, civil or criminal sanctions against the company and/or certain of our current or former officers, directors or employees, or other actions taken or required as a result of the review, and the extent to which we are able to receive reimbursement of our
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Broadcom Reports Second Quarter 2009 Results

expenses related to such litigation and actions through our directors’ and officers’ liability insurance carriers. In the event that the company’s coverage under these policies is reduced or denied, our financial exposure would be increased;

•	intellectual property disputes and customer indemnification claims and other types of litigation risk;

•	our dependence on a few significant customers for a substantial portion of our revenue;

•	changes in current or future laws or the imposition of new laws or regulations, including new or changed tax regulations, or changes in the interpretation or enforcement of those laws or regulations;

•	the quality of our products and any potential remediation costs;

•	our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans;

•	the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials;

•	the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets;

•	competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products;

•	changes in our product or customer mix;

•	the risks and uncertainties associated with our international operations, particularly in light of terrorist activity, armed conflict or political unrest;

•	our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets;

•	the volume of our product sales and pricing concessions on volume sales;

•	problems, costs or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration;

•	the risks of producing products with new suppliers and at new fabrication and assembly and test facilities;
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Broadcom Reports Second Quarter 2009 Results

•	delays in the adoption and acceptance of industry standards in our target markets;

•	the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification;

•	fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; and

•	the level of orders received that can be shipped in a fiscal quarter.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.
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Broadcom Reports Second Quarter 2009 Results

BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Product revenue	$966,317	$1,161,965	$1,794,547	$2,154,968
Licensing revenue	73,627	38,966	98,833	78,173

Total net revenue	1,039,944	1,200,931	1,893,380	2,233,141
Operating costs and expenses:
Cost of product revenue	518,674	554,596	964,951	1,035,759
Research and development	374,770	380,035	747,494	735,723
Selling, general and administrative	127,410	142,017	252,458	253,963
Amortization of purchased intangible assets	4,139	184	8,298	367
In-process research and development	—	—	—	10,900
Impairment of long-lived assets	11,261	1,900	11,261	1,900
Restructuring costs (reversals)	447	(1,000)	7,558	(1,000)
Settlement costs (gains)	(58,406)	—	(57,256)	15,810
Charitable contribution	50,000	—	50,000	—

Total operating costs and expenses	1,028,295	1,077,732	1,984,764	2,053,422

Income (loss) from operations	11,649	123,199	(91,384)	179,719
Interest income, net	3,986	12,428	8,384	32,532
Other income (expense), net	1,019	(191)	2,665	733

Income (loss) before income taxes	16,654	135,436	(80,335)	212,984
Provision (benefit) for income taxes	3,253	647	(1,796)	3,881

Net income (loss)	$13,401	$134,789	$(78,539)	$209,103

Net income (loss) per share (basic)	$.03	$.26	$(.16)	$.40

Net income (loss) per share (diluted)	$.03	$.25	$(.16)	$.39

Weighted average shares (basic)	495,110	512,875	492,652	521,606

Weighted average shares (diluted)	507,993	529,977	492,652	534,902

     The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of operations above:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Cost of product revenue	$6,128	$6,237	$12,005	$11,702
Research and development	86,607	90,003	175,869	168,709
Selling, general and administrative	29,893	31,268	58,527	60,333
     Certain prior period amounts in the unaudited condensed consolidated statements of operations have been reclassified to conform with the current period presentation of product and licensing revenue.
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Broadcom Reports Second Quarter 2009 Results

BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Operating activities
Net income (loss)	$13,401	$134,789	$(78,539)	$209,103
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,292	18,427	36,041	36,419
Stock-based compensation expense:
Stock options and other awards	38,813	57,178	85,557	115,207
Restricted stock units	83,815	70,330	160,844	125,537
Acquisition-related items:
Amortization of purchased intangible assets	8,251	4,118	16,523	8,236
In-process research and development	—	—	—	10,900
Impairment of long-lived assets	11,261	1,900	11,261	1,900
Loss on strategic investment, net	—	1,760	—	1,760
Non-cash restructuring costs	—	—	2,663	—
Gain on sale of marketable securities	—	—	(1,046)	—
Changes in operating assets and liabilities:
Accounts receivable	(89,181)	(117,396)	(71,735)	(110,815)
Inventory	(14,452)	(34,944)	86,808	(25,033)
Prepaid expenses and other assets	(6,319)	25,054	(7,786)	18,758
Accounts payable	156,377	77,815	79,761	123,829
Deferred revenue	100,387	(1,521)	100,766	(10,580)
Other accrued and long-term liabilities	11,146	9,907	(2,617)	(17,993)

Net cash provided by operating activities	327,791	247,417	418,501	487,228

Investing activities
Net purchases of property and equipment	(13,837)	(23,405)	(26,294)	(49,067)
Net cash received from (paid for) acquired companies	—	(9,943)	2,139	(29,738)
Purchases of strategic investments	—	—	—	(355)
Purchases of marketable securities	(401,344)	(202,584)	(511,050)	(338,521)
Proceeds from sales and maturities of marketable securities	287,733	72,415	421,845	220,598

Net cash used in investing activities	(127,448)	(163,517)	(113,360)	(197,083)

Financing activities
Repurchases of Class A common stock	(38,434)	(444,131)	(38,434)	(835,863)
Proceeds from issuance of common stock	78,889	78,300	83,694	90,614
Minimum tax withholding paid on behalf of employees for restricted stock units	(18,452)	(13,623)	(34,528)	(25,753)

Net cash provided by (used in) financing activities	22,003	(379,454)	10,732	(771,002)

Increase (decrease) in cash and cash equivalents	222,346	(295,554)	315,873	(480,857)
Cash and cash equivalents at beginning of period	1,284,172	2,001,269	1,190,645	2,186,572

Cash and cash equivalents at end of period	$1,506,518	$1,705,715	$1,506,518	$1,705,715

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	June 30,	March 31,	December 31,
	2009	2009	2008
	(In thousands)
Cash and cash equivalents	$1,506,518	$1,284,172	$1,190,645
Short-term marketable securities	700,585	677,638	707,477
Long-term marketable securities	92,699	—	—

Total cash, cash equivalents and marketable securities	$2,299,802	$1,961,810	$1,898,122

Increase from prior period end	$337,992

Increase from prior year end	$401,680

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Broadcom Reports Second Quarter 2009 Results

BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$1,506,518	$1,190,645
Short-term marketable securities	700,585	707,477
Accounts receivable, net	444,046	372,311
Inventory	279,298	366,106
Prepaid expenses and other current assets	108,078	114,674

Total current assets	3,038,525	2,751,213
Property and equipment, net	224,238	234,691
Long-term marketable securities	92,699	—
Goodwill	1,277,104	1,279,243
Purchased intangible assets, net	34,174	61,958
Other assets	81,581	66,160

Total assets	$4,748,321	$4,393,265

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$389,630	$310,487
Wages and related benefits	129,547	157,758
Deferred revenue	115,387	12,338
Accrued liabilities	277,979	236,520

Total current liabilities	912,543	717,103
Long-term deferred revenue	1,615	3,898
Other long-term liabilities	60,851	65,197
Commitments and contingencies
Shareholders’ equity	3,773,312	3,607,067

Total liabilities and shareholders’ equity	$4,748,321	$4,393,265

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Broadcom Reports Second Quarter 2009 Results

BROADCOM CORPORATION
Unaudited Supplementary Financial Data
(In thousands)
     The following table presents details of supplementary financial data included in each functional line item in the unaudited condensed consolidated statements of operations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Cost of product revenue:
Stock-based compensation	$6,128	$6,237	$12,005	$11,702
Amortization of purchased intangible assets	4,112	3,934	8,225	7,869

Research and development:
Stock-based compensation	86,607	90,003	175,869	168,709

Selling, general and administrative:
Stock-based compensation	29,893	31,268	58,527	60,333

Other operating expense:
Amortization of purchased intangible assets	4,139	184	8,298	367
In-process research and development (1)	—	—	—	10,900
Impairment of long-lived assets (2)	11,261	1,900	11,261	1,900
Restructuring costs (reversals) (3)	447	(1,000)	7,558	(1,000)
Settlement costs (gains) (4)	(58,406)	—	(57,256)	15,810
Charitable contribution (5)	50,000	—	50,000	—

Other:
Employer payroll tax expense on certain stock option exercises	1,208	1,169	1,941	2,099
Loss on strategic investments, net	—	1,760	—	1,760
Non-operating gains	(7)	—	(14)	—

(1)	Recorded in connection with the company’s acquisition of Sunext Design, Inc. in the six months ended June 30, 2008.

(2)	A long-lived asset impairment charge of $11.3 million related to the company’s acquisition of the digital television business of AMD, Inc. was recorded in the three and six months ended June 30, 2009.

(3)	Recorded in connection with the company’s restructuring plan announced and implemented in the six months ended June 30, 2009, as well as a restructuring cost reversal of a prior restructuring plan in the six months ended June 30, 2008.

(4)	Recorded a $65.3 million gain on settlement in connection with the QUALCOMM litigation, offset in part by estimated additional settlement costs of $6.9 million related to certain employment tax items in the three and six months ended June 30, 2009, and an additional $1.2 million related to patent infringement claims in the six months ended June 30, 2009. Also includes settlement costs of $15.8 million, of which $12.0 million related to Broadcom’s settlement with the Securities and Exchange Commission and $3.8 million related to a patent infringement claims settled in the six months ended June 30, 2008.

(5)	Recorded in connection with an accrued $50.0 million charitable contribution to the recently established Broadcom Foundation in the three and six months ended June 30, 2009.
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Broadcom Reports Second Quarter 2009 Results

BROADCOM CORPORATION
Unaudited Supplementary Financial Data
(In thousands)

	Three Months Ended
	June 30, 2009	June 30, 2008	March 31, 2009
Product revenue	$966,317	$1,161,965	$828,230
Licensing revenue	73,627	38,966	25,206

Total net revenue	$1,039,944	$1,200,931	$853,436

Cost of product revenue	$518,674	$554,596	$446,277

Product gross margin(1)	46.3%	52.3%	46.1%

Total gross margin	50.1%	53.8%	47.7%

(1)	Product gross margins in the three months ended June 30, 2008 and March 31, 2009 has been adjusted from 52.4% to 52.3% and 46.5% to 46.1%, respectively, to conform with the current period presentation of product and licensing revenue.

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Broadcom Reports Second Quarter 2009 Results

BROADCOM CORPORATION
Guidance for the Three Months Ending September 30, 2009

Three Months
Ending September 30, 2009
Total net revenue	Up 7% to 14% from Q2

Product revenue	~$1.060 to ~$1.130 billion
Licensing revenue	~$55 million
Total net revenue	~1.115 to ~$1.185 billion

Product gross margin	Increase by around 125 basis points or more from Q2

Research and development and selling, general and administrative expenses (including stock-based compensation)	Up $20 to $26 million from Q2
Broadcom has based the preceding guidance for the three months ending September 30, 2009 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of July 23, 2009. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today.
The guidance set forth in the table above should be read together with the information under the caption, “Cautions regarding Forward Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2008, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other Securities and Exchange Commission filings. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein.
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